UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

HYPERDYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including Zip Code)

(713) 353-9400

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 24, 2017, Hyperdynamics Corporation (the “Company”), through its wholly-owned subsidiary, SCS Corporation Ltd. (“SCS”), received a notification letter (the “Notification Letter”) from Mr. Diakaria Koulibaly, General Director of the National Petroleum Office of the Republic of Guinea, informing the Company that the Republic of Guinea granted a postponement until February 20, 2017 of the requirement for a security instrument under Article 4.7(c) of the Second Amendment (the “Second Amendment”) to the Hydrocarbon Production Sharing Contract, dated as of September 22, 2006, between SCS and the Republic of Guinea, as first amended on March 25, 2010 (the “Production Sharing Contract”). The Notification Letter also clarified the timing of the security instrument under Article 4.2 of the Second Amendment to not be required until the work on the Fatala well is completed.

The Second Amendment was subject to the authorization of the Presidential Decree from the Republic of Guinea, which was granted on September 21, 2016 and filed on September 22, 2016 as Exhibit 10.3 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: January 30, 2017	By:	/s/ David G. Gullickson
	Name:	David G. Gullickson
	Title:	Vice President Finance, Treasurer, and Principal Financial and Accounting Officer